UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒    Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PERRIGO COMPANY PLC

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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Important Notice Regarding the Internet Availability of Proxy Materials for the Annual General

Meeting of Shareholders to be held on April 26, 2016 at

The Westbury Hotel, Grafton Street, Dublin 2, Ireland at

10:00 A.M., Irish Standard Time

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Notice and Proxy Statement, Irish Statutory Financial Statements, including related reports, our Transition Report on Form 10-KT for the fiscal year ended December 31, 2015, including related reports, are available at: http://www.viewproxy. com/perrigo/2016

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 19, 2016 to facilitate timely delivery.

Important information regarding the Internet availability of the Company’s proxy materials, instructions for accessing your proxy materials and voting online, and instructions for requesting paper or e-mail copies of your proxy materials are provided on the reverse side of this Notice.

SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL GENERAL MEETING.

To the Shareholders of PERRIGO COMPANY plc:

Notice is hereby given that the Annual General Meeting of Shareholders of Perrigo Company plc (the “Company”) will be held on April 26, 2016 at The Westbury Hotel, Grafton Street, Dublin 2, Ireland at 10:00 A.M., Irish Standard Time for the following purposes:

1.	Elect Directors to hold office until the 2017 Annual General Meeting of Shareholders:

01 Laurie Brlas, 02 Gary M. Cohen, 03 Marc Coucke, 04 Ellen R. Hoffing, 05 Michael J. Jandernoa, 06 Gerald K. Kunkle, Jr., 07 Herman Morris, Jr., 08 Donal O’Connor, 09 Joseph C. Papa, 10 Shlomo Yanai

2.	Ratify the appointment of Ernst & Young LLP as our independent auditor for the period ending December 31, 2016, and authorize the Board of Directors, acting through the Audit Committee, to fix the remuneration of the auditor:

3.	Approve in an advisory vote the Company’s executive compensation:

4.	Authorize Perrigo Company plc and/or any subsidiary of Perrigo Company plc to make market purchases of Perrigo Company plc’s ordinary shares:

5.	Determine the reissue price range for Perrigo Company plc treasury shares:

6.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 THROUGH 5.

The Securities and Exchange Commission rules permit us to make our proxy materials available to our stockholders via the Internet.

Proxy materials for this Annual General Meeting and future meetings may be requested by one of the following methods:

To view your proxy materials online, go to http://www.viewproxy.com/perrigo/2016. Have the 11 digit control number available when you access the website and follow the instructions.

877-777-2857 TOLL FREE

requests@viewproxy.com

*  If requesting proxy materials by e-mail, please send a blank e-mail with Perrigo Company plc and your 11 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting proxy materials.

You must use the 11 digit control number located in the box below.

CONTROL NO.

Perrigo Company plc

Treasury Building

Lower Grand Canal Street

Dublin 2, Ireland

The following proxy materials are available for you to review at: http://www.viewproxy.com/perrigo/2016

•	Notice & Proxy Statement,

•	our Transition Report on Form 10-KT for the fiscal year ended December 31, 2015 and

•	our Irish Statutory Financial Statements, including related reports.

To obtain directions to attend the Annual General Meeting of Shareholders, please contact

Perrigo Company plc at GeneralMeeting@perrigo.com

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your control number to vote by Internet or request a hard copy.

You May Vote Your Proxy When You View The Proxy Materials On The Internet.

You Will Be Asked To Follow The Prompts To Vote Your Shares.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. If you wish to appoint as proxy any other person, please contact the Company Secretary.

For participants in the Company’s 401K Plan, Internet and telephone voting is available through

April 20, 2016 at 11:59 PM Eastern Daylight Time.

For all other holders, Internet and telephone voting is available through

April 24, 2016 at 11:59 PM Eastern Daylight Time.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call 1-877-777-2857 toll free

or

By logging onto http://www.viewproxy.com/perrigo/2016

or

By email at: requests@viewproxy.com

Please include Perrigo Company plc and your control number in the subject line of your e-mail.